Exhibit 10.9

SPROTT PRIVATE RESOURCE LENDING II (COLLECTOR), LP 200 Bay Street Suite 2600 Toronto, ON M5J
May 3, 2022
Hycroft Mining Holding Corporation
Autar Gold Corporation (f/k/a Muds Acquisition Sub, Inc.)
AuxAg Mining Corporation (f/k/a Muds Holdco, Inc.)
Hycroft Resources & Development, LLC Allied VGH LLC
c/o Hycroft Mining Holding Corporation
8181 E. Tufts Ave.
Suite 510 Denver, CO 80237
Re: Second Amended and Restated Credit Agreement - Correction
Ladies and Gentlemen:
Reference is made to that certain Second Amended and Restated Credit Agreement, dated as of March 30, 2022 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and between HYCROFT MINING HOLDING CORPORATION, a Delaware corporation (the “Borrower” or “you”), SPROTT PRIVATE RESOURCE LENDING II (COLLECTOR), LP, a limited partnership organized and existing under the laws of the Province of Ontario (the “Lender,” “us” or “we”), the Guarantors (as defined therein) and the other parties thereto. Capitalized terms used but not otherwise defined in this letter agreement (this “Letter Agreement”) shall have the meanings ascribed thereto in the Credit Agreement. The purpose of this Letter Agreement is to correct an error found in the version of the Credit Agreement that was executed and delivered on March 30, 2022.
Subsequent to the execution and delivery of the Credit Agreement, it was discovered that Sections 2.9 and 2.10 of the Credit Agreement erroneously refer to “the Maturity Date” as the date through which Additional Interest is to be incurred by the Borrower. The actual intention and understanding of each of the parties was that Additional Interest under the Credit Agreement would only be incurred through the original maturity date, May 31, 2025.
Accordingly, the Lender, Borrower and the other Credit Parties acknowledge the error described above and hereby agree that Sections 2.9 and 2.10 of the Credit Agreement are hereby amended by replacing each reference therein to “the Maturity Date” with “May 31, 2025”.
For reference the amended provisions are restated to read as follows:
Additional Interest
2.9In addition to interest calculated and payable under Section 2.7 or elsewhere in this Agreement, for each three month period (ending on May 31, August 31, November 30 and February 28 (29 if a leap year) of each year) commencing on February 28, 2021 and ending on the May 31, 2025, the Borrower shall pay to the

Lender as additional interest (“Additional Interest”) on the last Business Day of each such three month period, with the first Additional Interest payment coming due on May 31, 2021, in an amount equal to $549,880.55 for each quarterly Additional Interest payment.
2.10On any prepayment in full of the total outstanding balance of the Facility and concurrently therewith, whether such prepayment is voluntary or mandatory (including for certainty, upon any acceleration of Facility Indebtedness pursuant to Section 9.2), the Borrower shall prepay all remaining unpaid Additional Interest payment amounts calculated under Section 2.9 to and including May 31, 2025.
Except as herein modified, the Credit Agreement shall remain in full force and effect.
This Letter Agreement constitutes a Financing Document.
This Letter Agreement shall be governed by and construed in accordance with the laws of the Province of Ontario and the federal laws of Canada applicable therein.
This Letter Agreement shall be binding upon and inure to the benefit of the Credit Parties, the Lender and their respective successors and permitted assigns. This Letter Agreement may not be assigned by the Credit Parties without the prior written consent of the Lender.
This Letter Agreement may be executed by facsimile or other electronic means and in counterparts, each of which shall be considered an original and which taken together shall constitute a single agreement.
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Very truly yours,
SPROTT PRIVATE RESOURCE LENDING II (COLLECTOR), LP, by its general partner, SPROTT RESOURCE LENDING CORP.
Per: /s/ Narinda Nagra
Authorized Signatory
Per: /s/ Jim Grosdanis
Authorized Signatory

ACKNOWLEDGED AND AGREED BY:
HYCROFT MINING HOLDING CORPORATION
By: /s/Stanton Rideout
Name: Stanton Rideout
Title: Executive Vice President and
Chief Financial Officer
AUTAR GOLD CORPORATION (f/k/a Muds Acquisition Sub, Inc.)
By: /s/Stanton Rideout
Name: Stanton Rideout
Title: Executive Vice President and
Chief Financial Officer
AUXAG MINING CORPORATION (f/k/a Muds Holdco, Inc.)
By :/s/Stanton Rideout
Name: Stanton Rideout
Title: Executive Vice President and
Chief Financial Officer
HYCROFT RESOURCES & DEVELOPMENT, LLC
By: /s/Stanton Rideout
Name: Stanton Rideout
Title: Executive Vice President and
Chief Financial Officer

ALLIED VGH LLC
By: /s/Stanton Rideout
Name: Stanton Rideout
Title: Executive Vice President and
Chief Financial Officer